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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2011

ALTO GROUP HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53592	27-0686507
(State of Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

245 Park Avenue Suite 2431 New York, New York	10167
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 803-8187

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement

Effective July 11, 2011, Alto Group Holdings, Inc. (the “Company”) entered into a consulting agreement (“Agreement”) with SRK Consulting (U.S.), Inc. (“SRK”), a Colorado-based affiliate company of SRK Consulting, an international mining consulting company with over 40 offices on 6 continents and 1,500 clients which include most of the world’s major and medium-sized metal and industrial mining houses, exploration companies, banks, petroleum exploration companies, construction firms, and government departments. The Agreement between the Company and SRK provides for payments by the Company of $185,500 in respect of a preliminary economic assessment and NI 43-101 compliant Technical Report on the Great Excelsior gold and silver mine located in the State of Washington (the “Mine”). The economic assessment provided by SRK is to include a resource estimation, mine plan and schedule, economic model, and a review of technical aspects described in subsequent disclosure documents.

The Company holds a 51% interest in 30 lode mining claims in connection with the Mine through a joint venture with Douglas G. McFarland. Terms of the joint venture were described in the Company’s Current Report on Form 8-K filed on April 27, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alto Group Holdings, Inc.

Date: July 15, 2011	By:	/s/ Mark Klok
Mark Klok Chief Executive Officer